SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                                Form 8-K

          Current Report Pursuant to Section 13 or 15 (d) of
                     The Securities Act of 1934

Date of Report (Date of earliest event reported)    June 30, 1999


                         COVEST BANCSHARES, INC.

                        --------------------------

        (Exact name of registrant as specified in its charter)

          DELAWARE              0-20160            36-3820609
          --------              -------            ----------

     (State or other       (Commission File         (I.R.S.
   Employer Jurisdiction    Number)                 Identification
   No.)                                             No.)


           749 Lee Street, Des Plaines, Illinois    60016
         --------------------------------------------------
        (address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 294-6500







Item 5.  OTHER EVENTS

On Wednesday, June 30, 1999, the Company issued a press release pertaining to completion of their 16th and announcing their 17th
Stock Repurchase Program. The text of the press release is attached hereto as Exhibit 99.1.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 30, 1999                COVEST BANCSHARES, INC.

                                     By:/s/ James L. Roberts
                                         _______________________
                                         James L. Roberts
                                         President and
                                         Chief Executive Officer


                                     By:/s/ Paul A. Larsen
                                         _______________________
                                         Paul A. Larsen
                                         Executive Vice President and
                                         Chief Financial Officer




Item 7.  EXHIBIT 99.1


CoVest Bancshares, Inc. Announces Stock Repurchase Program

DES PLAINES, IL, June 30, 1999 -- CoVest Bancshares, Inc. (Nasdaq/COVB), the holding company for CoVest Banc, Des Plaines, Illinois, announced the completion of the Stock Repurchase Program dated March 25, 1999.
A total of 100,000 shares were repurchased at an average price of $14.42.

The Company's Board of Directors has approved a new Stock Repurchase Program, the Company's seventeenth, enabling the company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 4,192,045.

As of March 31, 1999, CoVest Bancshares, Inc. had consolidated assets of $538 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg, and a mortgage office in McHenry, Illinois.